                                 EXHIBIT 10.7

    Form of Noncompetition and Consulting Agreements (Jaqua and McDonough)
                                      for

                             ----------------------

                           NONCOMPETITION AGREEMENT

THIS NONCOMPETITION AGREEMENT ("Agreement"), dated as of ___ __, 1999, is entered into by and between The Bank of Hemet, a state chartered banking institution ("Bank"), and ___________________ ("Consultant").

                                   RECITALS

A. Bank and Pacific Community Banking Group, a California corporation ("PCBG") entered into that certain First Restatement of Agreement and Plan of Reorganization dated as of December 31, 1998 (the "Reorganization Agreement") whereby Bank will be acquired and become a wholly owned subsidiary of PCBG.

B. Consultant is a current shareholder of Bank and President, Chief Executive Officer and a Director of Bank and Chairman of the Board of Directors of Banklink, a subsidiary of Bank.

C. Bank will continue its business and operations following the reorganization and pursuant to the Reorganization Agreement, Consultant will receive substantial consideration from Bank for his common shares and vested options.

D. The parties recognize and acknowledge the interest of Bank in protecting its business and goodwill following the reorganization and that Section 16601 of the California Business and Professions Code authorizes this Agreement for such purpose.

E. Consultant will perform consulting services and not compete with Bank's business in order to protect said business and goodwill following the reorganization, provided Bank agrees to pay Consultant fees in accordance with the terms and conditions hereinafter set forth.

F. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings given to them in the Reorganization Agreement.

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, Bank and Consultant agree as follows:

                                   ARTICLE I

                           NON-COMPETITION AGREEMENT

     1.1 NONDISCLOSURE. Consultant shall not at any time disclose, use, transfer or sell any confidential information or proprietary data of Bank, Banklink, PCBG or its shareholders so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain, except as required by law or pursuant to the legal process.

     1.2 CONSIDERATION. In consideration of the covenants contained herein, Bank shall pay Consultant the amount of $____ per month in cash for the first eight months of the term and $_____ per month in cash for the remaining of the term hereof, within five (5) days following each month's end.

     1.3 TERM. The term of this Agreement shall begin as of the Effective Time and shall end upon the expiration of _______________________ after the Effective Time (the "Term").

     1.4  NONCOMPETITION AGREEMENT.

          1.4.1 Consultant hereby agrees that during the Term and for a period of one year thereafter, Consultant will not (i) engage in the Banking Business (which term shall include the business of banks, savings and loan institutions, credit unions and other financial institutions) other than on behalf of Bank and/or PCBG or their affiliates within the Designated Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation or other entity (other than Bank and/or PCBG or their affiliates) engaged in the Banking Business in the Designated Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of Bank and/or PCBG or any other of their affiliates to engage in any action prohibited under (i) or (ii) of this Section 1.4.1 or solicit any customers of Bank that have been customers of the Bank in the last three years.

          1.4.2 Consultant acknowledges and agrees that irreparable injury will result to Bank and/or PCBG in the event of a breach of any of the provisions of this Section 1.4 (the "Designated Provisions") and that Bank and/or PCBG will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy Bank and/or PCBG may have, Bank and/or PCBG shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Riverside County, California, to restrain the violation or breach thereof by Consultant or any affiliates, agents or any other persons acting for or with Consultant in any capacity whatsoever, and Consultant submits to the jurisdiction of such court in any such action.

          1.4.3 It is the desire and intent of the parties that the provisions of this Section 1.4 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 1.4 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this Section 1.4 shall be unenforceable with respect to scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to Bank and/or PCBG, to the fullest extent permitted by applicable law, the benefits intended by this Section 1.4.

          1.3.4 As used herein, "Designated Area" shall mean the area contained within Riverside, San Bernardino and Orange Counties.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF CONSULTANT

     2.1 PERFORMANCE OF OBLIGATIONS. Consultant represents and warrants to Bank and/or PCBG that his execution, delivery and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition or provision of any commitment, contract or other agreement or instrument, including, without limitation, any other employment agreement, to which Consultant is or has been a party.

     2.2 RESIGNATION. At the Effective Time Consultant shall resign as President and Chief Executive Officer and Director but continue as an employee of Bank until the end of such month. Consultant agrees and acknowledges as of the end of such month, his employment with Bank shall automatically cease and he shall not continue as an employee of Bank. Consultant agrees and acknowledges that he will not be entitled to any warrants for existing stock options pursuant to the Reorganization Agreement and waives all rights to receive such warrants for stock options upon the Effective Time.

     2.3 INDEMNIFICATION. Consultant shall indemnify, defend, and hold harmless Bank and PCBG, its directors, officers, representatives and agents, for, from and against any and all losses, claims, suits, damages, expenses or liabilities, including court costs and counsel fees, which Bank and/or PCBG has incurred or to which Bank and/or PCBG may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs or fees arise out of or are based upon any failure of any representation or warranty of Consultant in Section 2.1 hereof to be true and correct when made or any breach of the provisions of Section 1.4.

                                  ARTICLE III

                                    GENERAL

     3.1 GOVERNING LAW. This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of California. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

     3.2 NOTICES. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or forty-eight (48) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as requested or certified mail, addressed, in the case of:

     Consultant, to:

          ------------------
          -------------------
          --------------------

     Bank, to:

          The Bank of Hemet
          3715 Sunnyside Drive
          Riverside, California 92506
          Attention: Mr. E. Lynn Caswell, Chairman

          With a copy to:

          Pacific Community Banking Group
          23332 Mill Creek Drive, Suite 230
          Laguna Niguel, California 92653
          Attention: Mr. E. Lynn Caswell, Chairman

     3.3 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding among Bank, PCBG and Consultant with respect to the subject matter hereof and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement, which shall be interpreted consistently herewith; provided that prior to the Effective Time, any agreement between Bank and Consultant shall remain in effect and shall not be superseded by this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Consultant, Consultant's heirs, executors, administrators and beneficiaries, Bank and/or PCBG and each of their respective successors.

     3.4 WITHHOLDING TAXES. All amounts payable to Consultant under this Agreement shall be subject to applicable income, wage and other taxes, which shall be the responsibility of Consultant. Bank and/or PCBG will not be responsible for the withholding of any deductions.

     3.5 EFFECT OF AGREEMENT. This Agreement shall have no effect until the Effective Time. In the event that the Reorganization Agreement is terminated, this Agreement shall automatically terminate.

     3.6 DISPUTE RESOLUTION. Any dispute regarding this Agreement shall only be heard and resolved in a court of competent jurisdiction located in the County of Riverside, California.

     3.7 LEGAL COSTS. If either party commences an action against the other party arising or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                                       THE BANK OF HEMET


                                       By ______________________________________
                                       Its _____________________________________


                                       _________________________________________
                                       __________________


ACKNOWLEDGED:

PACIFIC COMMUNITY BANKING GROUP


_______________________________

                             CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement"), dated as of ___ __, 1999, is entered into by and between The Bank of Hemet, a state chartered banking institution ("Bank"), and ___________________ ("Consultant").

                                   RECITALS

A. Bank and Pacific Community Banking Group, a California corporation ("PCBG") entered into that certain First Restatement of Agreement and Plan of Reorganization dated as of December 31, 1998 (the "Reorganization Agreement") whereby Bank will be acquired and become a wholly owned subsidiary of PCBG.

B. Consultant is a current shareholder of Bank and President, Chief Executive Officer and a Director of Bank and Chairman of the Board of Directors of Banklink, a subsidiary of Bank.

C. Following the consummation of the acquisition of Bank by PCBG, Consultant wishes to be retained by Banklink in a consulting capacity, as Chairman of Banklink and as a Director of PCBG.

D. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings given to them in the Reorganization Agreement.

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, Bank and Consultant agree as follows:

                                   ARTICLE I

                              CONSULTING SERVICES

     1.1 CONSULTING SERVICES. From the Effective Time until the second anniversary of the Effective Time Consultant will serve as a business development and strategic business consultant for Banklink. Such services shall be provided by Consultant on a schedule solely determined by Consultant.

     1.2 DIRECTOR RESPONSIBILITIES. On the Effective Time Consultant will become a Director of PCBG and shall continue as Chairman of Banklink. Consultant will be entitled to receive monthly Board and Committee fees or other forms of consideration for outside Directors, payable to either Consultant or his designee, at Consultant's sole discretion. In the event that Consultant resigns as a member of the Board of Directors of PCBG, such Director fees or other forms of consideration shall terminate at such time. In the event that PCBG requests the resignation of Consultant as a member of the Board of Directors of PCBG or removes Consultant as a Director


                               Exhibit 2.1(d)(1)
before the third anniversary of the Effective Date, PCBG shall pay Consultant an amount equal to the monthly Director and Committee fees or other forms of compensation times thirty-six, minus the number of payments previously paid. Such payment will be made immediately upon notification that Consultant shall no longer be a Director of PCBG.

     1.3 HEALTH/MEDICAL BENEFITS. From the Effective Time until the third anniversary of the Effective Time, Consultant shall be entitled to participate in the health/medical benefit program of Bank provided to outside Directors which is in place at the Effective Time.

     1.4 INCENTIVE COMPENSATION. From the Effective Time to the third anniversary of the Effective Time Consultant shall be entitled to additional incentive compensation for each new data service customer which executes a data service contract with Bank, Banklink or their affiliates. Such incentive compensation shall be $______ for each financial institution signing a contract with total assets of up to $50 million, $______ for each financial institution signing a contract with total assets between $50 million and $100 million and $______ for each financial institution signing a contract with total assets over $100 million. Such incentive compensation shall be paid by Bank and/or PCBG and/or Banklink within five days of the execution of such new data service contract, the form and contents of which shall be determined by and approved by PCBG and/or the Board of Directors of Banklink.

     1.5 OTHER BENEFITS. As part of Consultant's consulting services, Consultant shall be entitled to reimbursement for all reasonable entertainment expenses incurred by Consultant in connection with business development activities for PCBG or Banklink subject to satisfactory evidence of such expenses, not to excess $____ per month unless previously authorized by the Chairman of PCBG or the Board of Directors of Banklink, as appropriate. Furthermore, Consultant will be able to utilize office space of Bank and/or PCBG or Banklink during the term of this consulting agreement.

     1.6 NONDISCLOSURE. Consultant shall not at any time disclose, use, transfer or sell any confidential information or proprietary data of Bank, Banklink, PCBG or its shareholders so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain, except as required by law or pursuant to the legal process.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF CONSULTANT

     2.1 PERFORMANCE OF OBLIGATIONS. Consultant represents and warrants to Bank and/or PCBG that his execution, delivery and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition or provision of any commitment, contract or other agreement or instrument, including, without limitation, any other employment agreement, to which Consultant is or has been a party.

     2.2 RESIGNATION. At the Effective Time Consultant shall resign as President and Chief Executive Officer and Director but continue as an employee of Bank until the end of such month, and be paid at each normal pay period as per existing bank payroll policy. Consultant agrees and acknowledges that as of the end of such month, his employment with Bank shall automatically cease and he shall not continue as an employee of Bank.

     2.3 INDEMNIFICATION. Consultant shall indemnify, defend, and hold harmless Bank and PCBG, its directors, officers, representatives and agents, for, from and against any and all losses, claims, suits, damages, expenses or liabilities, including court costs and counsel fees, which Bank and/or PCBG has incurred or to which Bank and/or PCBG may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs or fees arise out of or are based upon any failure of any representation or warranty of Consultant in Section 2.1 hereof to be true and correct when made.

                                  ARTICLE III

                                    GENERAL

     3.1 GOVERNING LAW. This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of California. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

     3.2 NOTICES. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or forty-eight (48) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as requested or certified mail, addressed, in the case of:

     Consultant, to:

          ----------------
          ------------------
          ----------------------------

     Bank, to:

          The Bank of Hemet
          3715 Sunnyside Drive
          Riverside, California 92506
          Attention: Mr. E. Lynn Caswell, Chairman

          With a copy to:

          Mr. E. Lynn Caswell
          23332 Mill Creek Drive, Suite 230
          Laguna Niguel, California 92653

     3.3 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding among Bank, PCBG and Consultant with respect to the subject matter hereof and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement, which shall be interpreted consistently herewith; provided that prior to the Effective Time, any agreement between Bank and Consultant shall remain in effect and shall not be superseded by this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Consultant, Consultant's heirs, executors, administrators and beneficiaries, Bank and/or PCBG and each of their respective successors.

     3.4 WITHHOLDING TAXES. All amounts payable to Consultant under this Agreement shall be subject to applicable income, wage and other taxes, which shall be the responsibility of Consultant. Bank and/or PCBG will not be responsible for the withholding of any deductions.

     3.5 EFFECT OF AGREEMENT. This Agreement shall have no effect until the Effective Time. In the event that the Reorganization Agreement is terminated, this Agreement shall automatically terminate.

     3.6  DISPUTE RESOLUTION.   In the event of a dispute between Bank and
Consultant as to the amount due Consultant under section 1.4 of this Agreement, the Bank and Consultant shall each provide the other with an accounting of the amounts each asserts are due. The parties shall then identify any disputes they have with the other's accounting. Upon identification of any disputed items, the parties shall attempt to agree upon the amount due to Consultant within seven days. If no mutual agreement is reached within said period, the parties shall have their respective accounting firms attempt to agree upon the correct amount due Consultant, within seven days thereafter. If the accounting firms are unable to reach a mutual agreement, within said period, the parties shall agree to an independent "Big Six" accounting firm to resolve any remaining items that have not been agreed upon, and the opinion of such accounting firm shall be binding upon the parties for the purposes of this Agreement. The parties shall cooperate fully with each other and the accounting firms. The cost of the expert shall be paid by the Bank. Any dispute regarding this Agreement shall only be heard and resolved in a court of competent jurisdiction located in the County of Riverside, California.

     3.7 LEGAL COSTS. If either party commences an action against the other party arising or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                                       THE BANK OF HEMET


                                       By ______________________________________
                                       Its _____________________________________


                                       _________________________________________
                                       _______________


ACKNOWLEDGED:

PACIFIC COMMUNITY BANKING GROUP


_______________________________

                                   EXHIBIT A























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